UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Artison Investments, Ltd.
(Exact Name of registrant in its charter)

Nevada	5211	99-0360706
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

16526 106th CT
Orland Park, Illinois 60647
(408) 385-9449
(Address and telephone number of principal executive offices)

Harold P. Gerwerter, Esq. Law Offices of Harold P. Gerwerter, Esq., Ltd.
2705 Airport Drive North Las Vegas, Nevada 89032
Telephone (702) 382-1714
Fax (702) 382-1759
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share (1)		Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock	$75,000.00	$0.05	(3)	$75,000.00	$2.95

(1)
This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value.  The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.  In determining the Offering Price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company, and the likelihood of acceptance of this Offering.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).
(3)	The Company will be selling its common stock in this Offering at a fixed price of $0.05 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus

Artison Investments, Ltd.

1,500,000 Shares of Common Stock

$0.05 per share

Artison Investments, Ltd. (“AIL” or the "Company") is offering on a best-efforts basis a maximum of 1,500,000 shares of its common stock at a fixed price of $0.05 per share for the duration of the offering.  This is the initial offering of Common Stock of AIL and no public market exists for the securities being offered.  The Company is offering the shares on a “self-underwritten”, best-efforts, all-or-none basis directly through directly through the efforts of Mr. Debopam Mukherjee, our sole officer and director.  The intended methods of communication include, without limitation, telephone and personal contacts. For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering must be made in the form of United States currency either by personal check, bank draft, bank wire transfer or by cashier’s check and made payable to "Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Artison Investments, Ltd.”   All subscription funds will be deposited in a non-interest/minimal interest bearing Trust Account at Bank of the West, North Las Vegas, Nevada U.S.A., and no funds shall be released to Artison Investments, Ltd. pending the placement of the entire offering.  If the offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days. See the section entitled "Plan of Distribution” herein.  Neither the Company nor any subscriber shall be entitled to interest no matter how long subscriber funds might be held.  This offering is on a best-efforts, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration of the offering, all monies will be returned to investors, without interest or deduction.

The offering may terminate on the earlier of: (i) the date when the sale of all 1,500,000 shares is completed, (ii) 180 days from the effective date of this document.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days.

Prior to this offering, there has been no public market for Artison Investments, Ltd.'s common stock.  We are a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 6.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.05	$0.00	$0.05
Maximum	1,500,000	$75,000	$0.00	$75,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The price of $0.05 per share is a fixed for the duration of this offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, dated _____________, 2011

PART I: INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 - SUMMARY INFORMATION AND RISK FACTORS

SUMMARY INFORMATION AND RISK FACTORS

THE COMPANY

Business Overview

Artison Investments, Ltd. ("AIL" or the "Company"), was originally incorporated in the State of Nevada on April 23, 2010. The Company is a development stage company with the principal business objective of marketing to the U.S. Bamboo Plyboard.  The three types of Bamboo Plyboard the Company plans to market are; Particle Board, MDF (medium-density fibreboard), and OSB (oriented strand board).  Plyboard is an engineered product where technological developments have made it viable to develop and market a restructured and reconstituted composite product using bamboo as a non-conventional wood material typically used in plyboard.  Why Bamboo; bamboo can be harvested in 3-5 years versus 10-20 years for most softwoods and it is the strongest growing woody plant on earth with one of the widest ranging habitats including more than 1,500 species thriving in diverse terrain from sea level to 12,000 feet on every continent except the poles.  Bamboo based plyboard can replace all applications where wood is used thus helping the worlds Global Warming Issues including deforestation and the sequestering of CO2 emissions.

We are a small, start-up company that does not have any customers and has generated no revenues.  Since our inception on April 23, 2010 to the present, we have incurred a cumulative net loss as reflected in the financial statements. Additionally, we have no or nominal assets and, as such, we are defined as a “Shell Company” under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). The Company has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.  The Company believes that, if it obtains the proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next 12 months.

We have filed this registration statement in an effort to become a fully reporting company with the Securities and Exchange Commission in order to enhance our ability to raise additional working capital. There is currently no public market for our common stock. We plan to contact market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-the-Counter Bulletin Board (OTCBB®) upon the effectiveness of this prospectus and closure of the offering. There are no guarantees that we will be successful in finding a market maker willing to file an application on our behalf or that upon filing we will be successful in becoming quoted on the OTCBB®.

Artison Investments, Ltd. currently has one individual acting as the sole officer and director of the company.  This individual allocates time and personal resources to the Company and is dedicated to the project on a full-time basis.

As of the date of this prospectus, we have 8,500,000 shares of $0.001 par value common stock issued and outstanding.  Our sole officer and director owns all of the 8,500,000 issued and outstanding stock.

Artison Investments, Ltd.’s operations and corporate offices are located at 16526 106th CT, Orland Park, Illinois 60647, with a telephone number of (408) 385-9449.

Artison Investments, Ltd.’s fiscal year end is April 30.

THE OFFERING

Artison Investments, Ltd. is offering, on a best-efforts, self-underwritten, all-or-none basis, a maximum of 1,500,000 shares of its common stock at a fixed price of $0.05 per share for the duration of the offering.  The proceeds from the sale of the shares in this offering must be made in the form United States currency either by personal check, bank draft, bank wire transfer or by cashier’s check. of a check and made payable to "Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Artison Investments, Ltd.”.  All subscription funds will be deposited in a non-interest/minimal interest bearing Trust Account at Bank of the West, North Las Vegas, Nevada U.S.A., and no funds shall be released to Artison Investments, Ltd. until all offering proceeds are raised.  If the maximum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days.  No interest shall be paid to any investor or to the Company. All subscription agreements and checks are irrevocable and should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Artison Investments, Ltd., at the address provided on the Subscription Agreement.  Failure to do so will result in checks being returned to the investor who submitted the check.  Artison Investments, Ltd.’s trust agent, Law Offices of Harold P. Gewerter, Esq., Ltd., acts as legal counsel for Artison Investments, Ltd. and therefore, may not be considered an independent third party.

All subscription funds will be held in trust pending the achievement of the Maximum Offering and no funds shall be released to Artison Investments, Ltd. until such a time as the maximum proceeds are raised (see the section titled "Plan of Distribution" herein).  The offering may terminate on the earlier of: (i) the date when the sale of all 1,500,000 shares is completed, (ii) 180 days from the effective date of this document.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days.

If the Maximum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days.  The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or as soon thereafter as practicable.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Artison Investments, Ltd. will apply the gross proceeds from the offering to pay for offering expenses estimated to be $10,000 which shall include legal and professional fees, accounting fees, escrow fees, and state/federal filing fees.  Additionally, the Company will apply the net proceeds, after the payment of offering expenses, to pay for marketing expenses, administrative expenses, web site preparation, legal and professional fees, travel expenses, and general working capital.

Artison Investments, Ltd. has not presently secured a transfer agent. The Company anticipates contracting with Empire Stock Transfer, Inc. which has a corporate address at 1859 Whitney Mesa Drive, Henderson, Nevada 89104. The Company anticipates contracting with Empire Stock Transfer, Inc. prior to the filing of a 15c2-11 in order to facilitate the processing of stock certificates.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to the sections entitled "Risk Factors" and "Dilution" below in this prospectus before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following tables set forth summary financial data derived from Artison Investments, Ltd. financial statements. Table A is the Audited Statement of Operations for the period from inception (April 23, 2010) to April 30, 2010.  Table B is the Unaudited Statements of Operations for the Three and Nine Months Ended January 31, 2011 and the period from inception (April 23, 2010) through January 31, 2011.  The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

As shown in the financial statements accompanying this prospectus, Artison Investments, Ltd. had no revenues to date and has incurred only losses since its inception.  The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

The following table sets forth summary financial data derived from our financial statements.  The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Table A: Audited Statement of Operations Data

Artison Investments, Ltd.
(A Developmental Stage Company)

Statements of Operations Data

Inception April 23, 2010 through April 30, 2010

REVENUES	$-

Cost of Sales	-

Gross Profit	-

EXPENSES

General and Administrative	2,200

Total Expenses	2,200

LOSS FROM OPERATIONS	(2,200)

INCOME TAX EXPENSE	-

NET LOSS	$(2,200)

BASIC LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	8,500,000

Table B: Unaudited Statements of Operations Data

ARTISON INVESTMENTS, LTD.
(A Development Stage Company)
Statements of Operations
(Unaudited)
			From
			Inception on
	For the Three	For the Nine	April 23,
	Months Ended	Months Ended	2010 through
	January 31,	January 31,	January 31,
	2011	2011	2011

REVENUES	$-	$-	$-

OPERATING EXPENSES

General and administrative	-	2,325	4,525

Total Operating Expenses	-	2,325	4,525

LOSS FROM OPERATIONS	-	(2,325)	(4,525)

LOSS BEFORE INCOME TAXES	-	(2,325)	(4,525)

PROVISION FOR INCOME TAXES	-	-	-

NET LOSS	$-	$(2,325)	$(4,525)

BASIC AND DILUTED LOSS PER SHARE	$-	$(0.00)

WEIGHTED AVERAGE
NUMBER OF COMMON SHARES
OUTSTANDING	8,500,000	8,500,000

RISK FACTORS

INVESTMENT IN THE SECURITIES OFFERED HEREIN IS SPECULATIVE, IS SUBJECT TO A NUMBER OF RISKS AND IS SUITABLE ONLY FOR INVESTORS OF SUBSTANTIAL FINANCIAL MEANS. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT DECISION CONCERNING THE COMMON STOCK. ONLY THOSE INVESTORS WHO ARE PREPARED TO POTENTIALLY RISK A TOTAL FINANCIAL LOSS OF THEIR INVESTMENT IN THIS COMPANY SHOULD CONSIDER INVESTING.

THE FACTORS SET FORTH BELOW, ALONG WITH THE OTHER INFORMATION CONTAINED HEREIN, SHOULD BE CONSIDERED CAREFULLY IN EVALUATING OUR PROSPECTS.  FURTHER, THIS DOCUMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS STATEMENTS OF OUR PLANS, GOALS, OBJECTIVES, EXPECTATIONS AND INTENTIONS.  THE CAUTIONARY STATEMENTS MADE IN THIS SECTION APPLY TO ALL FORWARD-LOOKING STATEMENT WHEREVER THEY APPEAR IN THIS DOCUMENT.  READERS ARE CAUTIONED THAT, WHILE THE FORWARD-LOOKING STATEMENTS REFLECT OUR GOOD FAITH BELIEFS, THEY ARE NOT GUARANTEES OF FUTURE PERFORMANCE, AND INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES.  IN ADDITION, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN AND OUR BUSINESS, OUR FINANCIAL CONDITION OR THE RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED.  IN SUCH CASE, SOME OF THE FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THOSE DISCUSSED BELOW.  IN THE EVENT THAT ACTUAL RESULTS DO NOT MEET EXPECTATIONS, THERE COULD BE A CONSEQUENT NEGATIVE EFFECT ON THE POSITION OF INVESTORS.

RISKS ASSOCIATED WITH OUR COMPANY:

ARTISON INVESTMENTS, LTD’S OPERATIONS DEPEND SOLELY ON THE EFFORTS OF DEBOPAM MUKHERJEE, OUR SOLE OFFICER AND DIRECTOR OF THE COMPANY IS DEDICATED TO THE PROJECT ON A FULL-TIME BASIS.  HE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES.  THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE HE MAY HAVE.  THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees until the public offering is closed.  Until that time, the responsibility of developing the company's business, offering and selling of the shares through this prospectus, and fulfilling the reporting requirements of a public company all fall upon Mr. Mukherjee. While Mr. Mukherjee has business experience including management, he does not have experience in a public company setting, such as serving as a principal accounting officer or principal financial officer. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of revenue resulting in little or no profits and eventual closure of the business.

BECAUSE OF LOSSES INCURRED BY US TO DATE AND OUR GENERAL FINANCIAL CONDITION, WE RECEIVED A GOING CONCERN QUALIFICATION IN THE AUDIT REPORT FROM OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE MOST RECENT FISCAL YEAR.  THE GOING CONCERN QUALIFICATION RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN AND INVESTORS MAY REALIZE A COMPLETE LOSS OF THEIR INVESTMENT.

As shown in the financial statements accompanying this prospectus, Artison Investments, Ltd. has had no revenues to date and has incurred only losses since its inception.  The Company has had minimal operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, THE COMPANY HAS GENERATED NO REVENUES AND DOES NOT HAVE AN OPERATING HISTORY; AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

The Company was incorporated on April 23, 2010; we have not yet commenced our business operations and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incurred significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not generated any revenue to date from operations. In order for us to continue with our plans and open our business, we must raise our initial capital through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR CONTINUED OPERATIONS DEPEND ON THE MARKETS ACCEPTANCE OF OUR BAMBOO PLYBOARD PRODUCTS.  IF THE MARKET DOES NOT FIND OUR BAMBOO PLYBOARD PRODUCTS DESIRABLE AND SUITABLE FOR PURCHASE AND WE CANNOT ATTRACT A DISTRIBUTORS AND END CUSTOMERS, WE MAY NOT BE ABLE TO GENERATE ANY REVENUES, WHICH COULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to attract distributors and end customers to purchase our Bamboo Plyboard products is critically important to our success. We cannot be certain that the Bamboo Plyboard products including Particle Board, MDF (medium-density fiberboard), and OSB (oriented strand board) will be accepted by the market.  As a result, there may not be any demand and our revenue stream could be limited and we may never realize any revenues. In addition, there are no assurances that the Company will generate revenues in the future even if we alter our marketing efforts and pursue alternative revenue generating services in the future.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

There is no public market for our common stock.  As of the date of this prospectus, we have 8,500,000 shares of $0.001 par value common stock issued and outstanding.  Our sole officer and director owns all of the 8,500,000 issued and outstanding stock.   Therefore, the current and potential market for our common stock is limited.  In the absence of being quoted, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop or that we will be successful in attaining listing on the OTCBB® or any other market.

If our stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations without a direct relationship to the operating performance.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE OUR STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, thereby reducing the level of trading activity in any secondary market that may develop for our shares.  Consequently, customers in our securities may find it difficult to sell their securities, if at all.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION.

Debopam Mukherjee, our sole officer and director, acquired a total of 8,500,000 restricted shares of our common stock at a price valued at the par value of $0.001.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial "dilution."  Therefore, the investors in this offering will bear a substantial portion of the risk of loss.  Additional sales of our common stock in the future could result in further dilution.  Please refer to the section titled "Dilution" herein.

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering.  "Net book value" is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock.   Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $66,300.00 or $0.00663 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.004337 per share while our present stockholders will receive an increase of $0.00665 per share in the net tangible book value of the shares they hold. This will result in an 86.74% dilution for purchasers of stock in this offering.

ALL OF OUR PRESENTLY ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED.  WHEN THE RESTRICTION ON ANY OR ALL OF THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock (8,500,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

THE COSTS, EXPENSES AND COMPLEXITY OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OUR OPERATIONS.

After the effectiveness of this Registration Statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with these complex requirements may be substantial and require extensive consumption of our time and retention of expensive specialists in this area.  In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit our ability to continue our operations.  The cost of maintain our status as a reporting entity is estimated to be approximately $4,800 over the next 12 months following the effectiveness date of the registration statement.

THE LOSS OF THE SERVICES OF DEBOPAM MUKHERJEE COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR BUSINESS MODEL, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR INABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, Debopam Mukherjee. If he were unable to perform his services, this loss of the services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace his with another individual qualified to develop our planned operations.  The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

THE BROKERAGE AND RELATED CLIENT SERVICES MARKET AND SPECIFICALLY THE OFFICE, INDUSTRIAL, AND RETAIL SECTORS IS HIGHLY COMPETITIVE. IF WE CAN NOT DEVELOP AND MARKET DESIRABLE SERVICES THAT THE MARKET AND OTHER BUSINESSES ARE WILLING TO ACCEPT AND UTILIZE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

Artison Investments, Ltd. has many potential competitors in the wood plyboard sector.  We consider the competition is competent, experienced, established and offer traditionally accepted wood products, and they have greater financial and marketing resources than we do at the present. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the marketing of their products than are available to us.

Some of the Company’s competitors also offer a wider range of products; have greater name recognition and more extensive customer bases than the Company.  These competitors may be able to respond more quickly to new or changing opportunities, undertake more extensive marketing activities, and offer terms that are more attractive to clients than the Company.  Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their visibility.  The Company expects that new competitors or alliances among competitors have the potential to emerge and may acquire significant market share.  Competition by existing and future competitors could result in an inability to secure adequate market share sufficient to support Artison Investments, Ltd.’s endeavors.  Artison Investments, Ltd. cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.  As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

ARTISON INVESTMENTS, LTD. MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

Artison Investments, Ltd. has limited capital resources. Unless Artison Investments, Ltd. begins to generate sufficient revenues to finance operations as a going concern, Artison Investments, Ltd. may experience liquidity and solvency problems. Such liquidity and solvency problems may force Artison Investments, Ltd. to cease operations if additional financing is not available. No known alternative sources of funds are available to Artison Investments, Ltd. in the event it does not receive adequate proceeds from this offering. However, Artison Investments, Ltd. believes that the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed services that we expect to market, our ability to establish a substantial customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

When used in this document, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

FOR ALL OF THE AFORESAID REASONS AND OTHERS SET-FORTH, THE SHARES OFFERED HEREIN INVOLVE A HIGH DEGREE OF RISK.  ANY PERSON CONSIDERING THE PURCHASE OF THESE SHARES SHOULD BE AWARE OF THESE RISKS AND OTHER FACTORS SET-FORTH IN THIS PROSPECTUS AND SHOULD CONSULT WITH HIS/HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE COMPANY.  THE SHARES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

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ITEM 4 - USE OF PROCEEDS

Selling all of the shares in the offering will result in $75,000 gross proceeds to AIL.  We expect to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful closing of this offering.  All the allocations set forth in the table below are estimates of management.  If the total of $75,000 offering is not achieved within 180 days (unless extended) of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  We believe that the funds expected to be received from the sale of our common equity will be sufficient to finance our efforts to become operational and carry us through the next twelve (12) months.

The Company intends to use the proceeds from this offering as follows:

Application of Proceeds	$	% of total

Total Offering Proceeds	75,000	100.00

Offering Expenses
Legal & Professional Fees	4,200	5.60
Accounting Fees	3,500	4.67
Edgar Fees	1,500	2.00
Blue-sky fees	800	1.07
Total Offering Expenses	10,000	13.33

Net Proceeds from Offering	65,000	86.67

Use of Net Proceeds
Administrative Expenses	8,500	11.33
Legal and Professional Fees	7,500	10.00
Marketing Expenses	16,500	22.00
Manufatured Products	22,000	29.33
Travel Expenses	8,500	11.33
Web Site	2,000	2.67
Total Use of Net Proceeds	65,000	86.67

Total Use of Proceeds	75,000	100.00

ITEM 5 - DETERMINATION OF OFFERING PRICE

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.  In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.  No valuation or appraisal has been prepared for our business.  We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

ITEM 6 – DILUTION

DILUTION

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution figures based on Audited Financial Statements dated April 30, 2010

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of AIL’s issued and outstanding stock. This is due in part because of the common stock issued to AIL’s officer and directors totaling 8,500,000 shares at par value $0.001 per share versus the current offering price of $0.05 per share.  TGI’s net book value on April 30, 2010 was $(200). Assuming all 1,500,000 shares offered are sold, and in effect AIL receives the maximum estimated proceeds of this offering from shareholders, AIL’s net book value will be approximately $0.00748 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.04252 per share while the AIL’s present stockholder will receive an increase of $0.007733 per share in the net tangible book value of the shares that they hold. This will result in an 85.04% dilution for purchasers of stock in this offering.

This table represents a comparison of the prices paid by purchasers of the common stock in this offering and the individuals who received shares in AIL previously:

Maximum
Offering

Book Value Per Share Before the Offering	$(0.000253)

Book Value Per Share After the Offering	$0.00748

Net Increase to Original Shareholders	$0.007733

Decrease in Investment to New Shareholders	$0.04252

Dilution to New Shareholders (%)	85.04%

Dilution figures based on Unaudited Financial Statements dated January 31, 2011

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of AIL’s issued and outstanding stock. This is due in part because of the common stock issued to the AIL’s officer and directors totaling 8,500,000 shares at par value $0.0003 per share versus the current offering price of $0.05 per share.  AIL’s net book value on January 31, 2011 was $(1,025). Assuming all 1,500,000 shares offered are sold, and in effect AIL receives the maximum estimated proceeds of this offering from shareholders, AIL’s net book value will be approximately $0.00739 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.04261 per share while the AIL present stockholders will receive an increase of $0.00752 per share in the net tangible book value of the shares that they hold. This will result in an 85.22% dilution for purchasers of stock in this offering.

This table represents a comparison of the prices paid by purchasers of the common stock in this offering and the individuals who purchased shares in AIL previously:

Maximum
Offering

Book Value Per Share Before the Offering	$(0.000125)

Book Value Per Share After the Offering	$0.00739

Net Increase to Original Shareholders	$0.00752

Decrease in Investment to New Shareholders	$0.04261

Dilution to New Shareholders (%)	85.22%

ITEM 7 – SELLING SHAREHOLDERS

SELLING SHAREHOLDERS

There are no selling shareholders in this offering

ITEM 8 - PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

Offering will be Sold by Our Officer and Director

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Debopam Mukherjee, the sole officer and director, will sell the shares and intends to offer them to friends, family members and acquaintances. In offering the securities on our behalf, Mr. Mukherjee will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  In his endeavors to sell this offering, Mr. Mukherjee does not intend to use any mass-advertising methods such as the Internet or print media.

Mr. Mukherjee will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Mr. Mukherjee is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b.
Mr. Mukherjee is an officer and director and will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Mr. Mukherjee is an officer and director and is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.
Mr. Mukherjee is an officer and director and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

Artison Investments, Inc. (“Company”) is offering on a best-efforts, all-or-none basis a maximum of 1,500,000 shares of its common stock at a fixed price of $0.01 per share for the duration of the offering. This is the initial offering of Common Stock of Artison Investments, Inc. and no public market exists for the securities being offered.  The Company is offering the shares on a “self-underwritten”, best-efforts, all-or-none basis directly through our officer and director.  The shares will be offered at a fixed price of $.05 per share for a period not to exceed 180 days from the date of this prospectus. The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days.  There is no minimum number of shares required to be purchased. This offering is on a best-efforts, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration of the offering, all monies will be returned to investors, without interest or deduction.  Debopam Mukherjee, the sole officer and director of Artison Investments, Inc., intends to sell the shares directly.  No commission or other compensation related to the sale of the shares will be paid to our officer and director.  The intended methods of communication include, without limitations, telephone, and personal contact.  For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 1,500,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, Artison Investments, Inc. has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if Artison Investments, Inc. were to enter into such arrangements, Artison Investments, Inc. will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Artison Investments, Inc. has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, Artison Investments, Inc. has not identified the specific states where the offering will be sold. Artison Investments, Inc. will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

Deposit of Offering Proceeds

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Artison Investments, Inc. (“Trust Account”) and will be deposited in a non-interest/minimal interest bearing bank account. All subscription agreements and checks should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd., 2705 Airport Drive, North Las Vegas, Nevada 89032.  Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be deposited in a non-interest/minimal interest bearing Trust Account pending clearance at Bank of the West, North Las Vegas, Nevada U.S.A., and no funds shall be released to Artison Investments, Ltd. until such a time as the maximum proceeds are raised.  The offering may terminate on the earlier of: (i) the date when the sale of all 1,500,000 shares is completed, (ii) 180 days from the effective date of this document.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days.  If the maximum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days.  The fee of the Trust Agent is $1,500.00. (See Exhibit 99(b)).

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus.  Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(a)) and sending it together with payment in full to Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Artison Investments, Inc., 2705 Airport Drive, North Las Vegas, Nevada 89032.  All payments are required in the form of United States currency either by personal check, bank draft, bank wire transfer or by cashier’s check. There is no minimum subscription requirement. Artison Investments, Inc. reserves the right to either accept or reject any subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Artison Investments, Inc. accepts a subscription, the subscriber cannot withdraw it.

ITEM 9 - DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Artison Investments, Ltd. is authorized to issue 70,000,000 shares of common stock, $0.001 par value.  The company has issued 8,500,000 shares of common stock to date held by one (1) shareholders of record.  Our stock is considered a penny stock as defined by the fact that penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The holders of Artison Investments, Ltd.’s common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;
2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or otherwise winding up of corporate affairs;
3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
4.	Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be validly issued, fully paid for, non-assessable and free of preemptive rights according to the legal opinion which has been attached as exhibit to this filing.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

PREFERRED STOCK

Artison Investments, Ltd. is authorized to issue 5,000,000 shares of preferred stock, $0.001 par value.  To date, the company has not issued any preferred stock.

The Company has no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREEMPTIVE RIGHTS

No holder of any shares of Artison Investments, Ltd. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Artison Investments, Ltd. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, Artison Investments, Ltd. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions.  The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Artison Investments, Ltd. will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

ITEM 10 - INTEREST OF NAMED EXPERTS AND COUNSEL

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statement for the period from inception to April 30, 2010, and unaudited financial statements for the period from inception to January 31, 2011 are included in this prospectus and have been audited by M&K CPAS, PLLC, 13831 Northwest Freeway, Suite 575, Houston, Texas 77040.  We included the financial statements and report in their capacity as authority and experts in accounting and auditing.

The Law Offices of Harold P. Gewerter, Esq., Ltd., 2705 Airport Road, North Las Vegas, Nevada 89032, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

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ITEM 11 - INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Summary

Artison Investments, Ltd. ("AIL" or the "Company"), was originally incorporated in the State of Nevada on April 23, 2010. The Company is a development stage company with the principal business objective of marketing to the U.S. Bamboo Plyboard.  The three types of Bamboo Plyboard the Company plans to market are; Particle Board, MDF (medium-density fibreboard), and OSB (oriented strand board).  Plyboard is an engineered product where technological developments have made it viable to develop and market a restructured and reconstituted composite product using bamboo as a non-conventional wood material typically used in plyboard.  Why Bamboo; bamboo can be harvested in 3-5 years(source: http://en.wikipedia.org/wiki/Bamboo)  versus 10-20 years for most softwoods and it is the strongest growing woody plant on earth with one of the widest ranging habitats including more than 1,500 species (source: www.tripura.nic.in/bamboo.ppt) thriving in diverse terrain from sea level to 12,000 feet on every continent except the poles.  Bamboo based plyboard can replace all applications where wood is used thus helping the worlds Global Warming Issues including deforestation and the sequestering of CO2 emissions.

We are a small, start-up company that lacks a stable customer base. Since our inception on April 23, 2010 to the present, we have generated no revenues and have incurred a cumulative net loss as reflected in the financial statements. Additionally, we have no or nominal assets and, as such, we are defined as a “Shell Company” under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). The Company has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.  The Company believes that, if it obtains the minimum proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next 12 months.

Principal Products or Services and their Markets;

Bamboo Plyboard

AIL plans to offer three types of Bamboo Plyboard for sale in the United States marketplace.  We are presently working with several manufacturing facilities located in India to produce our products.  We currently do not have any material agreements in place with any of the manufactures, but we anticipate finalizing an agreement during the first quarter following the placement of our offering.  Each of the facilities has provided the Company with samples and we are currently evaluating the quality of the products with various distributors in the United States as to their acceptability in the marketplace.  The three types of Bamboo Plyboard the Company plans to market are; Particle Board, MDF (medium-density fibreboard), and OSB (oriented strand board).  In addition to the physical advantages of utilizing bamboo versus traditional wood which is discussed further in this chapter, we intend to utilize Jute in the manufacturing process.  Jute is one of the most environment-friendly fibers starting from the seed to expired fiber, as the expired fibers can be recycled more than once.  AIL plans to offer competitive priced products that are eco-friendly in an era of environmental crisis.

1.
Particle Board – is an engineered product manufactured from bamboo particles, such as bamboo chips,  bamboo sawmill shavings, or even bamboo saw dust, and a suitable binder (Jute based), which is pressed and extruded to form a composite material.  Particle board is cheaper, denser and more uniform than conventional wood and plywood, and is frequently substituted for them when appearance and strength are less important than cost.

2.
MDF (Medium-density fibreboard) – is an engineered product formed by breaking down bamboo or soft residuals into bamboo fibers.  This is done often in a defibrator, combing it with wax and a resin (Jute based) binder, and forming panels by applying high temperature and pressure.  MDF is stronger and much more dense than normal particle board.

3.
OSB (Oriented strand board) – is an engineered product formed by layering strands (flakes) of bamboo in specific orientations.  It is manufactured in wide mats from cross-oriented layers of thin, rectangular bamboo strips compressed and bonded together with wax and resin adhesives (Jute based).  The layers are created by shredding the wood into strips, which are sifted and then oriented on a belt.  The mat is made in a forming line; the layers are built up with the external layers aligned in the panel's strength axis with internal layers cross-oriented. The number of layers placed is determined partly by the thickness of the panel.  The mat is then placed in a thermal press to compress the flakes and bond them by heat activation and curing of the resin that has been coated on the flakes. Individual panels are then cut from the mats into finished sizes.  The finished product has similar properties to plywood, but it is uniform and cheaper.  It has replaced plywood in many environments, especially in the North American structural panel market where it is mostly used as sheeting in walls, floors and roofs.

Background

1.	Wood versus Bamboo

Wood, even now, despite the fact that many materials of construction like cement concrete and steel have been developed, is a preferred material for structural uses & interior designing. Weight for weight, timber is as strong as iron and five to six times stronger than cement concrete. It is superior to the other two materials in thermal insulation, sound absorption, electrical resistance etc., and also has high salvage value. The special advantage of timber as a structural material is that it can go in as beams, rafters, purloins, trusses and door and window frames with relatively much less processing costs & environment degradation in terms of energy consumption than steel and concrete. However, the main limitation is that almost 60 percent of wood goes as a waste during conversion of logs into graded structural timber.

Over the last century demand of wood has been on the increase while the supply has been on the decline throughout the world. Many reconstituted wood products like plywood, particle board, fiberboard, insulation board, medium density fiberboard etc., have been developed which offer wide scope for utilization of fast growing wood & wood wastes, agricultural residues etc. These have been remarkably successful for non-structural uses. The uniformity of size and quality, ease of working and ultimate cost benefits made these products successful to a large extent in replacing solid wood.

Unfortunately, man has never given due regards to the positive aspects of forests, the only renewable natural resource. For decades together indiscriminate and massive deforestation, particularly in the developing countries has resulted in severe environmental degradation and thereby assisting global warming.

For the past two decades or so there has been worldwide campaign against indiscriminate felling of natural forests and use of wood and wood based products. With the improved awareness of environment and ecology, there is now a growing respect for forestry. Administration all over the world has been forced to take several restrictive measures to protect its natural greenery. New legislations have been introduced, world-wide, against felling of trees in natural forests.

A visible change in life styles and consumerism is also taking place. Number of items traditionally made from timber, are now being made from suitable alternative materials. The need of the hour is to detect and bring into commercial use a suitable alternative to wood having sustainable supply source. The Bamboo products developed by Artison will provide environmental friendly green products on Global Spectrum.

2.	Value of Bamboo

Bamboo, a fast growing woody raw material for tropics, available in large quantities in India and has emerged as one of the better choices in this search and best substitute for the high value natural Hardwoods.

Bamboo, the nature's substitute for wood is much easier to produce and at the same time is equally versatile. It achieves great height and thickness in a short time and is grown almost everywhere in the world. Unlike trees, bamboo when harvested does not require replanting. It is reported that in bamboo strength increases after six months and attains maximum in 3 to 4 years. It is as strong if not stronger than Teak and Sal and its outer layers are stronger than the inner. Bamboo is a grass and from the environmental standpoint, this is important.

Our products will eliminate the negative characteristics of bamboo and blending the same with its positive parameters in order to produce a composite material which is not only environmentally friendly but an improved alternative to most popular natural hardwood.

Technological developments have made it possible to develop and market a restructured and reconstituted composite product using bamboo as non-conventional woody materials which can ultimately replace solid wood as a structural material like Door and Window frames and at the same time can substitute other reconstituted wood products like plywood and particle boards in different non-structural uses and fancy items like flooring, furniture making etc.

Bamboo Composite Laminates (BCL) is an engineered product, which enhance the inherent qualities of Bamboo by a few folds and also eradicates its demerits/ defects. Appearances and impact on environment apart, extensive tests have established bamboo composites as one of the strongest building materials.

3.	Types of Bamboo

Bamboos are a unique group of giant arborescent grasses in which the woody culms arise from underground rhizomes. They are shrubs and have tree-like habit. Their culms are erect and sometimes climbing. Bamboos are characterized by woody, mostly hollow culms with internodes and branches at the culms nodes. They are part of grass sub-family Bambusoidae, a tribe of the Gramineae and multiply mainly through vegetative propagation with gregarious flowering habit.

Pachymorph (Sympodial) Bamboo: These are without real rhizome, the terminal bud sprouts directly to form shoot and grows in culms. These have two sub-types: (i) with very short culm neck; and (ii) with more or less elongated culm neck. Pachymorph bamboos with long culm neck belong to alpine bamboos class.

Leptomorph (Monopodial) Bamboo: These are real subterranean rhizome. The terminal bud penetrates horizontally under the ground normally. The bud dies after the growing season (later fall). Bamboo shoots come from the lateral buds and the culm above the ground are scattered. It is called running bamboo.

Amphipodial (mixed type) Bamboo: The other variety is the mixed type.  In these bamboos the subterranean axis consists of both sympodial and monopodial parts.

The Bamboo used by the Company in the development of our products are mostly Sympodial Bamboo species which grows in abundance in almost all of India.

4.	Important Characteristics of Bamboo

In the past, the abundance of bamboo in many tropical countries, especially in Asia and its ability to grow readily and spontaneously has been the cause of neglect in developing this natural resource. Industry has now realized the socio-economic and environmental importance of bamboo especially. The same has been listed out as under:

•	Bamboo is the fastest growing plant on this planet.
•	A critical element in the balance of oxygen and carbon dioxide in the atmosphere.
•	A viable replacement for wood.
•	An enduring natural resource.
•	Versatile plant with a short growth cycle.
•	A critical element of any developing economy.
•	Essential structural material in earthquake architecture.
•	A renewable resource for agro-forestry production.
•	An ancient medicine.
•	An integral part of the arts.
•	Tool for erosion and flood control.

The unique characteristics of bamboo are as follows:

•	It tolerates soil conditions ranging from organically poor to mineral rich and moisture levels of drought to submergence thus making it valuable for reclaiming degraded lands and for drought proofing;
•
Its foliage shelters topsoil from the onslaught of tropical downpours, while its leaf litters (up to 10 cm in a year) cushions the soil from the impact of rain besides absorption and retention of moisture;

•
It preserves many exposed areas, providing micro-climate for forest regeneration and watershed protection (the plant's vast underground rhizome network may cover up to 100 sq. m. around one bamboo clump);

•
It provides healthier environment by sequestration of carbon and lowers light intensity and offers protection against ultraviolet rays. It provides the fastest growing canopy possible for degraded lands, developing micro-climate for other life and yielding more oxygen than equivalent stands of trees;

•	A bamboo forest can even be part of natural environmental cleansing system that converts pollution into plant nutrients while producing valuable crops;
•	It is known to be hardy, light and flexible & plant that sought for its nutritional and environmental value. It has more than 1500 documented applications;
•	Bamboo shoots are a good potential source of human food, being relatively high in protein, amino acids and fibers;
•	Bamboo is light weight, is elastic and resistant to rupture and is ideal for using in house construction especially in areas prone to the natural calamities such as earthquakes and cyclones;
•	With tensile strength contending that of steel and a weight-to-strength ratio greater than graphite, bamboo poles are lashed together for scaffolding since ancient times;
•	The industrial potential of bamboo is a viable substitute for timber and for other uses is gaining importance;
•	Bamboo furniture, building materials, handicrafts, new generation products (flooring, roofing, particle board etc.) have great potential for the future;
•	Bamboo can be used as fuel in gasifier for generating heat energy and power;
•	Bamboo can be converted into good quality charcoal and activated carbon;
•	Bamboo fibers can be economically converted into yarns for the clothing and garment industry;
•	The medicinal properties of bamboo are well known since ancient time and well documented in Ayurveda;
•	Expanding green markets offer new opportunities for the promotion of bamboo as an alternative to wood. There is a vast range of bamboo items yet to be developed and marketed; and
•	Gregarious flowering of bamboo results in mass mortality of clumps, fire hazard and famine conditions.

Product Development

We are presently working with several manufacturing facilities located in India to produce our products.  We currently do not have any material agreements in place with any of the manufactures, but we anticipate finalizing an agreement during the first quarter following the placement of our offering.  Each of the facilities has provided the Company with samples and we are currently evaluating the quality of the products with various distributors in the United States as to their acceptability in the marketplace.  The three types of Bamboo Plyboard the Company plans to market are; Particle Board, MDF (medium-density fibreboard), and OSB (oriented strand board).

Planned Future Products

AIL initially plans to offer the three types of bamboo plyboard.  Towards the end of our initial 12 month period of operations, we plan to offer additional products.  The timing and offering of the products including Industrial Packaging and Domestic Products will be based on our success achieving our milestones and response from distributors and retail outlets in the marketplace.

1.
Industrial Packaging – AIL plans to offer  pallets  which  are  with  Euro  or  American  standards  and  are  bio degradable,  eco-friendly  made  out  of bamboo.  The  industrial  packaging includes  pallets  of  various  sizes  and  other  packing  panel material.  These pallets are designed to support goods in a stable fashion while being lifted by a forklift, pallet jack, front loader or other jacking device.  We plan to offer to domestic customers bamboo pallets which are either 48 by 40 (inches) or 42 by 40 (inches) which are the two most common sizes for pallets in the U.S. We also plan to our non-domestic customers sizes including the 1000 by 1200 (millimeters) standard size which is used maximum in numbers worldwide, especially in Europe and Asia.

2.
Domestic ProductsThe Company plans to develop bamboo and jute based products  ranging  from  flooring  tiles, doors,  windows,  door  &  window  frames,  staircase  railing,  furniture  pieces,  pre-fabricated furniture,  false  ceiling  tiles,  and wall  paneling.  We plan to offer bamboo and jute based products to replace applications where wood is being used.

Distribution Methods of the Products or Services

We plan to initially marketing our products directly to distributors and end customers.  The Company has already initiated contact with various distributors and end customers located throughout the United States.  At the present we do not have any material contracts in place, but we are working with them to finalize our bamboo plyboard based products for the marketplace.  AIL also plans to participate in road shows with our products and in industry conventions where we will demonstrate the benefits of bamboo and jute products and hope to develop relationships with potential business partners.  We plan to place emphasize our eco-friendly products and hope our products will be incorporated in their projects.  In the future, as we increase our product line, we plan on to  have  franchise  showrooms  in  major  cities demonstrating  and  selling  these products  to  the  consumers directly.

1.
Industrial Segment Marketing - AIL  plans to  market  the  industrial  products through distributors, marketing companies, and to direct large end users.  These companies can  help  penetrate  into  the  customer  base  and  also  have  direct  access  to  the  customers  and  markets.  AIL plans to have four such channel partners  covering  East,  Central,  West  and  Canada.  Europe  will  have  two,  one  for  UK,  and  the  other  for  Germany.  Pallets  will  be  shipped  in  knock  down  condition  with  all  instructions  and  tools  given  for  assembling  them  at  site.  The replacement market will be  addressed  by  the  channel  partners.  Various  sizes  of  pallets  are  planned  to  be  launched  in  the  second  year.

2.
Domestic Segment Marketing - The  eco-friendly  domestic  products  will  be  marketed  mainly  by  distributors and marketing companies that cater specifically to markets including interior  designers,  chain  hotel,  motels,  remodelers,  builders,  and real  estate  developers.  AIL will attempt to market direct to large retail  outlets and home  furnishing centers.  Most  of  the  products  will  be  sold  in  a  pre-fabricated  form  which  is  easy  to  install  by  the  consumer  directly.  The Company plans to join eco awareness organizations and associations to network with corporations and end users who believe in the same causes.

Web or Internet Marketing

A corporate presence on the World Wide Web is a key factor to our start-up efforts.  We plan to link our site with industry related trade associations and complementing eco-friendly organizations in an effort to further promote our products.  The web presence will also allow us to reach customers and potential partners through purchased advertising banners and direct links.  Initially, these efforts will provide the Company with a presence in the marketplace while providing a platform for our long-term goal of promoting our eco-friendly products.

Print and Media Advertisement

There  will  be  strategic  advertisement  in  business  journals  with  special  articles  covering  Global  warming  Issues, Ecological  balance.

Status of any Publicly announced New Product or Service

We will develop our industrial product base directly from orders placed by potential customers who will provide direct instructions and guidelines on the size and design of the items they order.

Competitive business conditions and the smaller reporting company's competitive position in the industry and methods of competition;

We are a small start-up company with a relatively new product to be introduced into an already mature industry. The market for customers is intensely competitive and such competition is expected to continue to increase.  Generally, our actual and potential competitors are individuals or small companies with longer operating histories, greater financial and marketing resources, greater name recognition and an entrenched client base.  Therefore, many of these competitors may be able to devote greater resources to attracting customers and be able to grant preferred pricing.  Competition by existing and future competitors could result in our inability to secure an adequate consumer base sufficient enough to support our endeavors.  We cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force us to cease operations.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

We are presently working with several manufacturing facilities located in India to produce our products.  We currently do not have any material agreements in place with any of the manufactures, but we anticipate finalizing an agreement during the first quarter following the placement of our offering.  Each of the facilities has provided the Company with samples and we are currently evaluating the quality of the products with various distributors in the United States as to their acceptability in the marketplace.  The three types of Bamboo Plyboard the Company plans to market are; Particle Board, MDF (medium-density fibreboard), and OSB (oriented strand board).  Once the Company selects a manufacturer(s) to work with to produce our products; we plan to be instrumental in working with them to source the materials to ensure there is consistency in the quality of all our products.

12 Month Growth Strategy and Milestones

The Company planned the goals and milestones based on raising $75,000 through the offering.  We have prudently budgeted the $75,000 to sustain operations for a twelve-month period.  The Company hopes it will start to generate revenue approximately nine months after closing of the public offering.

Note: The Company planned the milestones and estimated expenditures based on quarters following the closing of the public offering.

Quarter

0-3 Months (estimated expenditures $32,400)
-Review the sample manufacturing process with the plant supplier
-Source and Provide Raw Bamboo for sample production.
-Develop new and improved product samples for various applications
-Work with the Research and Development for making the product more robust and acceptable to the market conditions
-Develop the marketing booklet and basic handbook for the distributors and dealers channel
-Plan for the first 12 months of expenses split in heads of operations
-Finalize marketing material and brochures
-Develop a recruiting presentation to include Key Result Areas of various job profiles by clearly defining the deliverables.
-Research and develop the marketing approach for the sampling of the product by identifying end users, application owners, distributors and channel partners in target geographical locations
-Identify a list of targeted recruits in the initial stages of the company
-Develop a dossier in each candidate with professional and personal
Information with their KRAs and deliverables with short and long term   targets.
-Interview for experienced sales promotion agents for different geographical locations addressing the target segments experienced in their sector
-Develop sample contracts for various agents and marketing agencies who will be engaged for the market survey and analysis for deciding of the product mix to be manufactured by the plant.
-Evaluate and hire web designer for the e-marketing site development

4-6 Months (estimated expenditures $27,500)
-Develop presentations to include brand marketing materials for  “BAMBOOS”-PLYBOARD for the sample marketing.
-Develop the web site emphasizing the benefits of using BAMBOOS PLYBOARD replacing the wood based plywood.
-Plan for road shows in various target markets addressing the segments
-Develop a web based marketing strategy to reach out to various markets for product evaluation and implement the same to do market analysis
-Register the company and its products with various Govt agencies and bodies who are actively promoting Green Products and environment friendly products.
-Contact wood based distributors directly or through marketing agents in the target geographical locations and start the sampling activity for their feedback and suggestions to improve the product and also estimate the volume to be manufactured.
-Plan to participate in 2 to 3 trade shows for wood work or panels and demonstrate the product and its benefits towards replacing wood.
-Establish specific goals, programs and campaigns and initiate efforts for the following areas:
•Branding
•Public Relations
•Press Relations
•Special Events
•PR and advertising
•Advertising Campaign
•Graphic Design
•Industry Networking
•Web Site Development
•Marketing Director to develop and present first draft of overall strategic plan.
•Implement the overall strategy

-Evaluate and identify possible joint marketing opportunities in complementing businesses
-Address accounting, audit and legal requirements to remain in compliance with governmental and regulatory agencies.

7-9 Months (estimated expenditures $8,000)
-Plan to participate in exhibitions in important markets
-Establish an aggressive program to significantly increase market survey and collect the sampling feedbacks and connect with the sample users for the feedback and acceptability of the product.
-Further nurture joint marketing opportunities
-Plan with the plant suppliers to augment future production quality and improvement on the manufacturing process.
-Train the trainers for the production process for the plant on maintenance and efficient running
-Plan for raw material steady supply for plant in advance.
-Plan for plantation of fresh bamboo with joint effort with farmers
-Start the research to grow various species seeds of bamboo which can grow faster than the normal time it take to grow and start sampling of the same.
-Start selling the process of the samples to few end user and application owners which will initiate revenue stream for the company in little steps. This will also show the product is getting accepted in the market.

10-12 Months (estimated expenditures $7,100)
-Analyze web-site leads/revenue generating effectiveness and make necessary adjustments/changes
-Analyze marketing efforts to date and address necessary deficiencies
-Develop a mapping and demographic analysis capability to better present market information to our clients in an effort to increase revenue by being able to compete and attract more business
-Present to Sales Agents the department’s capabilities.
-Present to sales agents and train to effectively market to potential clients
-Finalize detailed two-year production and marketing and business plan

Dependence on one or a few major customers

We currently do not have any clients or customers. We do not plan to limit our products to a few major customers, but plan to market our products to distributors, marketing companies and direct to business/customers.

Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration;

We do not have any patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts at the present time and do not anticipate this becoming an issue for our operations in the future.

Need for any government approval of principal products or services. If government approval is necessary and the smaller reporting company has not yet received that approval, discuss the status of the approval within the government approval process;

Not applicable.

Effect of existing or probable governmental regulations on the business;

None anticipated.

Estimate of the amount spent during each of the last two fiscal years on research and development activities, and if applicable, the extent to which the cost of such activities is borne directly by customers

None anticipated as we are a product marketing company.

Costs and effects of compliance with environmental laws (federal, state and local)

None anticipated.

Number of Total Employees and Number of Full Time Employees

Artison is currently in the development stage.  During this development period, we plan to rely exclusively on the services of our sole officers and directors to establish business operations and perform or supervise the minimal services required at this time.  We believe that our operations are currently on a small scale and manageable by us. There are no full time employees to date.  The responsibilities are mainly administrative at this time, as our operations are minimal.

DESCRIPTION OF PROPERTY

Artison Investments, Ltd. uses an administrative office located at 16526 106th CT, Orland Park, Illinois 60647.  Mr. Mukherjee, the sole officer and director of the Company, provides the office space free of charge and no lease exists.  We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

Debopam Mukherjee, our sole officer and director, has not been convicted in any criminal proceeding.

Debopam Mukherjee, our sole officer and director, has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Debopam Mukherjee, our sole officer and director, has not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against the Company.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

MARKET PRICE OF AND DIVIDENDS ON THE ISSUER’S COMMON STOCK

Market Price

As of the date of this prospectus, there is no public market in Artison Investments, Ltd. common stock.  This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares.  However, there can be no assurance that a meaningful trading market will develop.  Artison Investments, Ltd. and its management make no representation about the present or future value of our common stock.

As of the date of this prospectus,

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Artison Investments, Ltd.;

2. There are currently 8,500,000 shares of our common stock held by one (1) shareholder, our sole officer and director,  that is not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

All of the presently outstanding shares of common stock (8,500,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which shall become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at any time previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founder of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

HOLDERS

As of the date of this prospectus, Artison Investments, Ltd. has 8,500,000 shares of $0.001 par value common stock issued and outstanding held by one (1) shareholders of record.

DIVIDENDS

To date, we have neither declared nor paid any cash dividends on either our preferred stock or common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our preferred or common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

MANAGEMENTS’ DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying Audited Balance Sheet Data the Company has a negative current ratio and has incurred an accumulated deficit of $2,200 for the period from inception to April 30, 2010.  Management has also provided Unaudited Balance Sheet Data stating that the Company has a negative current ratio and the Company has incurred an accumulated deficit of $4,525 for the period from inception (April 23, 2010) to January 31, 2011.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of inception through April 30, 2010.  For detailed financial information, see the financial statements included in this prospectus.

Audited Balance Sheet Data:

Cash	$0
Total assets	$0
Total liabilities	$200
Shareholders’ equity	$(200)

The following table provides selected financial data about our company for the period from the date of inception through January 31, 2011.  For detailed financial information, see the financial statements included in this prospectus.

Unaudited Balance Sheet Data:

Cash	$0
Total assets	$0
Total liabilities	$1,025
Shareholders’ equity	$(1,025)

Other than the shares offered by this prospectus, no other source of capital has been identified or sought.  If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration costs and other costs that occur until the potentially nine months that the offering will continue.

PLAN OF OPERATION

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying audited financial statements, the Company has a negative current ratio and Company has incurred an accumulated deficit of $2,200 for the period from Inception to April 30, 2010.  Management has also provided unaudited financial statements stating that the Company has a negative current ratio and the Company has incurred as accumulated deficit of $4,525 for the period from inception to January 31, 2011.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing through this public offering and upon future profitable operations from the development of its planned business.  These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Liquidity and Capital Resources

As of January 31, 2011, we had no cash deposited in the bank and accounts payable of $1,025. Since inception, April 23, 2010, we have not generated any revenue and incurred accumulated losses of $4,525.  We financed our operations by issuing 8,500,000 shares of our common stock to our sole director and officer and an investor for services valued at par value or $8,500 in the aggregate. The general and administration expenses incurred included $2,000 for the audit of our fiscal year ended financial statements and the formation of the Company.  We do not have any long-term debts or obligation.

The offering expenses associated with this offering are estimated to be $10,000.  Our budgeted offering expenses are legal and professional fees of $4,200, auditor’s fees of $3,500, edgar fees of $1,500, and filing fees of $800.  As of January 31, 2011, the Company had no in cash deposited at the bank. The sole director and officer has verbally agreed to provide any advances to the Company to pay any shortfall if we do not raise any funding from the offering and do not commence our “Plan of Operation” as discussed below and elsewhere in this Prospectus.  There is no written agreement between the officer and the Company.

Plan of Operation

Proposed Milestones to Implement Business Operations

The following milestones are based on the estimates made by management.  The working capital requirements and the projected milestones are approximations and subject to adjustments.  Our 12-month budget is based on operations, which will be completely funded by the $75,000 raised through this offering.  If we begin to generate profits, we will increase our marketing and sales activity accordingly.  The costs associated with operating as a public company are included in our budget.  The funds raised from this public offering have been prudently budgeted to sustain operations for a 12 month period following the closing of the offering.  AIL plans to develop markets for the following three types of Bamboo plyboard over the next 12 months: Plyboard the Company plans to market are; Particle Board, MDF (medium-density fibreboard), and OSB (oriented strand board).  We hope to start generating revenue approximately nine months following the closing of the offering.  Management is responsible for the preparation of the required documents to keep the costs to a minimum.  We plan to complete our milestones as follows:

0- 3 MONTHS

Review and evaluate the sample manufacturing process with the plant supplier.  Work with manufacturer to source and provide raw bamboo for sample production.  Develop new and improved product samples for various applications.  We have budgeted $10,000 in the Manufactured Products line item in the “Use of Proceeds” section to produce our plyboard products for marketing to prospective distributors and end customers.  These marketing efforts will provide us with valuable feedback to further develop our products that are acceptable to the marketplace.  During this timeframe we plan to develop promotional material including marketing brochures and pamphlets.  We have budgeted $8,000 in the Marketing Expenses line item of the “Use of Proceeds” section this expense.  We plan to identify a list of targeted recruits, sales and promotion agents, and develop a candidate dossier for potential distribution channel representatives on a regional basis.  We have budgeted $900 in the Administrative Expenses line item of the “Use of Proceeds” section for this activity.  We have budgeted $1,000 in the Web site line item in the “Use of Proceeds” section to secure a web domain and research and place an initial deposit with a web designer.  In addition, we have budgeted $2,500 for Travel Expenses.  We have budgeted $10,000 for Offering Expenses which we expect to pay during this timeframe to pay for obligations including Legal and Professional fees, Accounting Fees, Edgar Fees, and Blue-sky Fees.  Our overall goal for this timeframe is to solidify our North American presence and remain in compliance with all regulatory obligations.

4-6 MONTHS

During this timeframe the Company plans to continue efforts with presentations and marketing to prospective distributors and end customers.  In addition, we plan to initiate efforts for road shows in various markets and targeted segments.  Efforts to include: product branding, public relations, press relations, special events, advertising, graphic design and industry networking.   We have budgeted $5,500 in the Marketing Expense line item of the “Use of Proceeds” section for these efforts.  In addition, we have budgeted $3,000 in the Travel Expense line item.  Most of the expenditures associated with these efforts will include travel, lunches, entertainment and related incidentals.  We have budgeted $12,000 in the Manufactured Products line item in the “Use of Proceeds” section to produce our plyboard products for marketing to prospective distributors and end customers.  We plan to develop new and improved product samples for various applications based on the feedback from our marketing efforts through this period.  In an effort to brand our products further we will actively pursue and join trade specific associations and eco-friendly organizations.  We have budgeted $1,000 in the Administrative Expenses line item of the “Use of Proceeds” section for any fees associated with joining these associations and organizations.  AIL plans to finalize the web site and web presence at an additional cost of $1,000 that we have budgeted in the Web Site Preparation line item.  The Company anticipates incurring administrative expenses including contractor expenses related to due diligence reports, and other nominal office support expenses.  We have budgeted $2,500 in our Administrative Expenses line item to pay for these obligations.  We have budgeted $2,500 for Legal and Professional fees to address accounting, audit, and legal requirements to remain in compliance with all regulatory agencies.  During this timeframe we will start to evaluate and perform due diligence on joint venture marketing efforts.

7-9 MONTHS

By this stage of our operations we anticipate finalizing our initial plyboard product line and hopefully will have the opportunity to start taking orders.  We anticipate receiving addition feedback on our products from the exhibitions, trade shows and the overall marketing efforts of the past 6 months.  This information should enable us to plan with the manufacturing facility for the next 6-12 months of product supply, raw material needs and future marketplace product needs.  We have budgeted $3,000 in the Travel Expense line item to cover travel, entertainment and related expenses. We anticipate incurring administrative expenses including, contractor expenses related to due diligence reports, and other office support expenses.  We have budgeted $2,500 in our Administrative Expenses line item to pay for these obligations.  An additional $2,500 has been budgeted for this timeframe for accounting, audit, and legal requirements to remain in compliance with all regulatory agencies.

10-12 MONTH

During this timeframe, we plan to analyze our past nine months of operations including our web sites lead/revenue generating effectiveness and our North American distributors, joint venture/partnership and end user coverage.  This review of our operations to date, will allow the Company to make the necessary adjustments and changes to further nurture the growth of the Company.  We have budgeted $3,000 in the Marketing budget for this quarter to tailor any marketing or promotional material that our review of operations deemed opportunistic to pursue.  In addition, this review will provide valuable information for finalizing a two-year overall business plan with emphasis on sales/marketing and growth.  We have budgeted $1,600 budgeted for Administrative expenses and related overhead expenses we expect to incur.  An additional $2,500 has been budgeted for accounting, audit, and legal requirements to remain in compliance with all regulatory agencies.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

We are presently working with several manufacturing facilities located in India to produce our products.  We currently do not have any material agreements in place with any of the manufactures, but we anticipate finalizing an agreement during the first quarter following the placement of our offering.  Each of the facilities has provided the Company with samples and we are currently evaluating the quality of the products with various distributors in the United States as to their acceptability in the marketplace.  The three types of Bamboo Plyboard the Company plans to market are; Particle Board, MDF (medium-density fibreboard), and OSB (oriented strand board).  Once the Company selects a manufacturer(s) to work with to produce our products; we plan to be instrumental in working with them to source the materials to ensure there is consistency in the quality of all our products.

The Company hopes it will start to generate revenue approximately nine months after closing of the public offering.

As of the date of this Prospectus, we do not have any plans to secure any additional funding apart from the current offering of 1,500,000 shares of our common stock at $0.05 per share

Artison Investments, Ltd. currently does not own any significant plant or equipment that it would seek to purchase or sell in the near future.

Our business plan does not provide for the hiring of any additional employees until revenue will support the expense, which is estimated to be the third quarter of operations. Until that time, our sole officer and director Mr. Mukherjee is responsible for developing the company's business.

We have not paid for expenses on behalf of any director.  Additionally, we believe that this practice will not materially change.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flows. Recent accounting announcements are disclosed in Note 1 to the Financial Statements included in this Prospectus.

Critical Accounting Policies & Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a variety of estimates and assumptions that affect (1) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and (2) the reported amounts of revenues and expenses during the reporting periods covered by the financial statements.

Our management routinely makes judgments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the future resolution of the uncertainties increase, these judgments become even more subjective and complex.  Although we believe that our estimates and assumptions are reasonable, actual results may differ significantly from these estimates.  Changes in estimates and assumptions based upon actual results may have a material impact on our results of operation and/or financial condition.  We have identified certain accounting policies that we believe are most important to the portrayal of our current financial condition and results of operations.  Our significant accounting policies are disclosed in Note 1 to the Financial Statements included in this Prospectus.

Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased.  We have no cash recorded at January 31, 2011.

Comprehensive Income

The Company has adopted ASC 220, "Reporting Comprehensive Income", which requires inclusion of foreign currency translation adjustments, reported separately in its statement of stockholders' equity, in other comprehensive income. The Company had no other comprehensive income for the year ended April 30, 2010.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Foreign Currency Translation

The financial statements are presented in United States dollars. The company maintains United States dollars as the functional currency. Foreign monetary assets and liabilities are translated into United States dollars at the rates of exchange in effect at the balance sheet dates. Non-monetary items are translated at historical rates. Revenue and expense items are translated using the rate in effect on the date of the transactions.

Concentration of Credit Risk

The Company will maintain the majority of its cash in commercial accounts at a major financial institution.  Although the financial institution is considered creditworthy and has not experienced any losses on its deposits, at April 30, 2010, the Company's cash balance did not exceed Federal Deposit Insurance Corporation (FDIC) limits.

Property and Equipment

Property and equipment are stated at cost.  Depreciation is provided using the straight-line or accelerated methods over the estimated useful lives of the assets.  The useful lives of property, plant and equipment for purposes of computing depreciation are five to seven years for equipment.  The Company evaluates the recoverability of property and equipment when events and circumstances indicate that such assets might be impaired.  The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts.  Maintenance and repairs are expensed as incurred.  Replacements and betterments are capitalized.  The cost and related reserves of assets sold or retired are removed from the accounts.

Derivative Instruments

The Financial Accounting Standards Board issued ASC 815, "Accounting for Derivative Instruments and Hedging Activities" (hereinafter "ASC 815"), The statement establishes accounting and reporting standards for derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. The Company has not entered into derivative contracts to hedge existing risks or for speculative purposes.

Deferred tax assets and liabilities

The Company recognizes the expected future tax benefit from deferred tax assets when the tax benefit is considered more likely than not of being realized.  Assessing the recoverability of deferred tax assets requires management to make significant estimates related to expectations of future taxable income.  Estimates of future taxable income are based on forecasted cash flows and the application of existing tax laws in each jurisdiction.  To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Company to realize deferred tax assets could be impacted.  Additionally, future changes in tax laws in the jurisdictions in which the Company operates could limit the Company’s ability to obtain the future tax benefits.

Earnings (Loss) Per Share

The Company adopted ASC 260, which provides for calculation of "basic" and "diluted" earnings (losses) per share. Basic earnings (losses) per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to diluted earnings per share.

Fair Value of Financial Instruments

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot always be determined with precision. Changes in assumptions can significantly affect estimated fair values.

The Company's financial instruments consist of payable. The carrying amounts of this financial instrument approximate fair value due to the short-term nature of this item. Management is of the opinion that the Company is not exposed to significant interest, currency or credit risks arising from this financial instrument.

Provision for Income Taxes

The Company provides for income taxes under ASC 740, Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to net the loss before provision for income taxes for the following reasons:

April 30, 2010
Income tax expense at statutory rate	$(748)

Valuation allowance	748
Income tax expense per books	$-

Net deferred tax assets consist of the following components as of:

April 30, 2010
NOL carryover	$748
Valuation allowance	(748)
Net deferred tax asset	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years. The Company has a $2,200 net operating loss carry forwards as of April 30, 2010.

Financial Disclosure

Our fiscal year end is April 30.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the period from the date of incorporation, April 23, 2010, to April 30, 2010 are located in the section titled “Financial Statements”.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accounting for the Company has neither resigned (nor declined to stand for reelection) nor have been dismissed. The independent accountant for the Company is M&K CPAS, PLLC, 13831 Northwest Freeway, Suite 575, Houston, Texas 77040.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office.  Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)
Debopam Mukherjee (2)	48	President, Secretary, Treasurer, and Director	Since Inception

Notes:

(1) Our directors will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified.  At the present time, our officers were appointed by our directors and will hold office until resignation or removal from office.

(2) Mr. Mukherjee has outside interests and obligations to other than Artison Investments, Ltd.  Mr. Mukherjee intends to spend approximately 10-15 hours per week on our business affairs. At the date of this prospectus, Artison Investments, Ltd. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Debopam Mukherjee – President, Secretary, Treasurer, and Director – Mr. Mukherjee has been an entrepreneur for many years.  He devotes his efforts on a full time basis to furthering the business of Artison Investments.  For the last five years Mr. Mukherjee had been actively involved in finding a solution to Global Warming and reducing the world’s carbon foot print.  The forests play an important role in protecting the eco-logical balance for the earth and the process in which forests are getting cut down, officially and unofficially, in third world countries for their wood is a growing problem.  For the last five years Mr. Mukherjee has been involved in developing wood substitutes by using different raw material like banana skin, coconut shell, and jute sticks etc.  Mr. Mukherjee has dedicated much of his time to the research of raw material from the perspective of availability, strength, usability and various different aspects.  His research revealed that bamboo (which is classified as “GRASS”) is an ideal wood-alternative and he started working on prototypes in an effort to better understanding of the inherent strength of the raw material for marketability.  During the last two years Mr. Mukherjee has focused on the marketability of the final product and making it a business case to develop the same in a profitable business venture. With a bamboo based wood alternative, we can reduce the Carbon Foot Print and surely it’s a small step to help in the Global Warming initiative.

In 1995, Mr. Mukherjee founded the Astral Group where under his leadership, the Astral Group created innovative technology solutions configuring telephony features and functions to network devices.  Astral created an entire line of products related to the communication needs of businesses.  AVMS’s core technology is a unique all-in-one solution based on software that has applications for both enterprise customers and future IP Centrex and Communication Application Service Providers. Before starting Astral in 1995, Mr. Mukherjee co-founded Angine Ltd (a hardware contract manufacturing unit) in 1989, followed by Color monitor manufacturing in 1993. Mr. Mukherjee’s business philosophy had been to focus on e-services since they have the potential to radically energize legacy processes in both technical and business applications. In 1998, Mr. Mukherjee started Atesto Technologies. Atesto Solutions Suite designed an integrated web platform to transform real world testing and performance management for web applications through their entire lifecycle. Mr. Mukherjee’s leadership and management skills were instrumental in building an international presence for Angine, Astral and Atesto.  The company's marquee customer base included Microsoft, Beyond.com, Marimba, PlanetWeb, HCL Technologies, i2 Technologies.  In 1993, Atesto was acquired in a cash and stock deal by INFOVISTA, a NASDAQ company. Mr. Mukherjee received a Bachelor Degree in Economics from the University of Calcutta in 1984 and a MBA from the Indian Institute of Management in 1986.

Global Warming and the carbon footprint is a worldwide concern and Mr. Mukherjee’s vision is to create a product that will contribute to help bring a solution to both of these pressing issues.  Developing a wood alternative with eco-friendly raw material we feel is a relevant contribution to the entire world’s environment.

Board Committees

Artison Investments, Ltd. has not yet implemented any board committees as of the date of this prospectus except for the audit committee which is made up of our sole officer and director, Debopam Mukherjee.

Directors

The maximum number of directors Artison Investments, Ltd. is authorized to have is seven (7).  However, in no event may the Company have less than one director.  Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Debopam Mukherjee	2010	36,000	-	-	-	-	-	-
	2010	36,000

Officer and Director		-	-	-	-	-	-	-

DIRECTORS' COMPENSATION

Directors are not entitled to receive compensation for services rendered to Artison Investments, Ltd., or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since Artison Investments, Ltd.’s incorporation on April 23, 2010, we have not paid any compensation to any officer, director or employee. We plan on paying Debopam Mukherjee $36,000 during each calendar year 2010 and 2011. We do not have employment agreements. Mr. Mukherjee’s salary will accrue until such time as the cash flow from ongoing operations can cover this corporate expense. Any future compensation, including bonuses based upon corporate performance, to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed.  We do not currently have plans to pay any material employee compensation until such time as the Company maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Artison Investments, Ltd. currently does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers one directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares	Amount of Beneficial Ownership(1)	Percent of Class

			Before Offering	After Offering(2)

Common	Debopam Mukherjee, President, Treasurer, Secretary, Director 131, N S C Bose Road Kolkata INDIA 7000040	8,500,000	100.00%	85.00%

	All Directors and Officers as a group (1 person)	8,500,000	100.00%	85.00%

Footnotes
 (1)  As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).
(2) Assumes the sale of the maximum amount of this offering (1,500,000 shares of common stock).  The aggregate amount of shares to be issued and outstanding after the offering is 10,000,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about April 26, 2010, Debopam Mukherjee, our sole officer and director, was issued 8,500,000 shares of common stock, par value $0.001, in exchange for services valued at $8,500 USD which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

The price of the common stock issued to date was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

REPORTS TO SECURITY HOLDERS

1. After this offering, AIL will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, AIL will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. That the public may read and copy any materials you file with the Commission at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. State that the public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. State that the Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and state the address of that site (http://www.sec.gov). You are encouraged to give your Internet address, if available.

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Artison Investments, Ltd. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by AIL of expenses incurred or paid by a director, officer or controlling person of AIL in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, AIL will, unless in the opinion of AIL legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

[Balance of this Page Intentionally Left Blank]

FINANACIAL STATEMENTS

a)	Audited Financial Statements for the Fiscal Year ended April 30, 2010

b)	Unaudited Financial Statements as of January 31, 2011

ARTISON INVESTMENTS, LTD.

FINANCIAL STATEMENTS

April 30, 2010

C O N T E N T S

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Artison Investments, Ltd.

We have audited the accompanying balance sheets Artison Investments, Ltd. as of April 30, 2010, and the related statements of operations, stockholders' deficit and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Artison Investments, Ltd. as of April 30, 2010, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
August 30, 2010

ARTISON INVESTMENTS, LTD.
(A Developmental Stage Company)
Balance Sheets

ASSETS

April 30,
2010

CURRENT ASSETS

Cash	$-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	200

Total Current Liabilities	200

TOTAL LIABILITIES	200

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock, 5,000,000 shares authorized, at $0.001 par value, no shares issued or outstanding.	-
Common stock, 10,000,000 shares authorized at $0.001 par value; 8,500,000 shares issued and outstanding	8,500
Additional paid-in capital	(6,500)
Deficit accumulated during the development stage	(2,200)

Total Stockholders' Equity (Deficit)	(200)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$-

The accompanying notes are an integral part of these financial statements.

ARTISON INVESTMENTS, LTD.
(A Developmental Stage Company)
Statement of Operations

From Inception
on April 23,
2010 Through
April 30,
2010

SALES	$-
COST OF SALES	-

Gross Profit	-

OPERATING EXPENSES

General and administrative	2,200

Total Operating Expenses	2,200

LOSS FROM OPERATIONS	(2,200)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(2,200)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	8,500,000

The accompanying notes are an integral part of these financial statements.

ARTISON INVESTMENTS, LTD.
(A Developmental Stage Company)
Statement of Stockholders’ Equity

				Deficit
				Accumulated	Total
			Additional	During the	Stockholders'
	Common Stock		Paid-In	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balance April 23, 2010	-	$-	$-	$-	$-

Common Stock issued to founder for services at $0.001 per share	8,500,000	8,500	(8,500)	-	-

Contributed capital	-	-	2,000		2,000

Net loss from inception to
April 30, 2010	-	-	-	(2,200)	(2,200)

Balance, April 30, 2010	8,500,000	$8,500	$(6,500)	$(2,200)	$(200)

The accompanying notes are an integral part of these financial statements.

ARTISON INVESTMENTS, LTD.
(A Developmental Stage Company)
Statement of Cash Flows

From Inception
on April 23,
2010 Through
April 30,
2010
OPERATING ACTIVITIES

Net loss	$(2,200)
Changes in operating assets and liabilities:
Change in accounts payable	200

Net Cash Used in
Operating Activities	(2,000)

FINANCING ACTIVITIES

Contributed capital	2,000

Net Cash Provided by
Financing Activities	2,000

NET INCREASE (DECREASE) IN CASH	-

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$-

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these financial statements.

ARTISON INVESTMENTS, LTD.
(A Development Stage Company)
Notes to Financial Statements
April 30, 2010

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
Artison Investments, Ltd., (the Company) was incorporated in the State of Nevada on April 23, 2010. The Company is a development stage company that plans to market environment friendly Bamboo and Jute composites for use in flooring and various construction materials.  The Company will market these products across the US, Europe and Asia through direct retail and wholesale outlets.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Development Stage Company
The Company is a development stage company as defined by FASB guidelines.

Basic (Loss) per Common Share
Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of April 30, 2010.

From Inception on April 23, 2010 to April 30, 2010
Loss (numerator)	$(2,200)
Shares (denominator)	8,500,000.
Per share amount	$(0.00)

Dividends
The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Comprehensive Income
The Company has no component of other comprehensive income. Accordingly, net income equals comprehensive income for the period ended April 30, 2010.

ARTISON INVESTMENTS, LTD.
(A Development Stage Company)
Notes to Financial Statements
April 30, 2010

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of April 30, 2010.

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Income Taxes
The Company provides for income taxes under ASC 740, Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to net the loss before provision for income taxes for the following reasons:

April 30, 2010
Income tax expense at statutory rate	$ (748)
Valuation allowance	748
Income tax expense per books	$ -

Net deferred tax assets consist of the following components as of:

April 30, 2010
NOL carryover	$ 748
Valuation allowance	(748)
Net deferred tax asset	$ -

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years. The Company has a $2,200 net operating loss carry forwards as of April 30, 2010.

ARTISON INVESTMENTS, LTD.
(A Development Stage Company)
Notes to Financial Statements
April 30, 2010

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accounting Basis
The basis is accounting principles generally accepted in the United States of America.  The Company has adopted an April 30 fiscal year end.

Stock-based Compensation.
The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable.  The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Recent Accounting Pronouncements
In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810):  Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

ARTISON INVESTMENTS, LTD.
(A Development Stage Company)
Notes to Financial Statements
April 30, 2010

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505):  Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260.  Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

ARTISON INVESTMENTS, LTD.
(A Development Stage Company)
Notes to Financial Statements
April 30, 2010

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

NOTE 2.  GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has accumulated deficit of $2,200 as of April 30, 2010.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3.  CAPITAL STOCK

The Company is authorized to issue 10,000,000 shares of common stock, par value $0.001. At April 30, 2010 the Company had 8,500,000 common shares issued and outstanding.  These common shares were issued to the founder of the Company.

The Company is authorized to issue 5,000,000 preferred shares, par value, and $0.001. At the balance sheet date no preferred stock was issued and outstanding.

NOTE 4.  RELATED PARTY PAYABLE

A shareholder of the Company contributed $2,000 as a payment for accounting services.  The amount is shown as contributed capital.

NOTE 5.  SUBSEQUENT EVENTS

The Company management reviewed all material events through the date of this report and determined that there are no other material subsequent events to report.

b) Unaudited Financial Statements as of January 31, 2011

ARTISON INVESTMENTS, LTD.
(A Development Stage Company)
Balance Sheets

ASSETS

	January 31,	April 30,
	2011	2010
	(Unaudited)
CURRENT ASSETS

Cash	$-	$-

Total Current Assets	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$1,025	$200

Total Current Liabilities	1,025	200

Total Liabilities	1,025	200

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock; 5,000,000 shares authorized,
at $0.001 par value, no shares issued and outstanding	-	-
Common stock; 70,000,000 shares authorized,
at $0.001 par value, 8,500,000 shares issued
and outstanding	8,500	8,500
Additional paid-in capital	(5,000)	(6,500)
Deficit accumulated during the development stage	(4,525)	(2,200)

Total Stockholders' Equity (Deficit)	(1,025)	(200)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$-	$-

The accompanying notes are an integral part of these financial statements.

ARTISON INVESTMENTS, LTD.
(A Development Stage Company)
Statements of Operations
(Unaudited)
			From
			Inception on
	For the Three	For the Nine	April 23,
	Months Ended	Months Ended	2010 through
	January 31,	January 31,	January 31,
	2011	2011	2011

REVENUES	$-	$-	$-

OPERATING EXPENSES

General and administrative	-	2,325	4,525

Total Operating Expenses	-	2,325	4,525

LOSS FROM OPERATIONS	-	(2,325)	(4,525)

LOSS BEFORE INCOME TAXES	-	(2,325)	(4,525)

PROVISION FOR INCOME TAXES	-	-	-

NET LOSS	$-	$(2,325)	$(4,525)

BASIC AND DILUTED LOSS PER SHARE	$-	$(0.00)

WEIGHTED AVERAGE
NUMBER OF COMMON SHARES
OUTSTANDING	8,500,000	8,500,000

The accompanying notes are an integral part of these financial statements.

ARTISON INVESTMENTS, LTD.
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)

				Deficit
				Accumulated	Total
			Additional	During the	Stockholders'
	Common Stock		Paid-In	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balance at inception on April 23, 2010	-	$-	$-	$-	$-

Common stock issued to founder	8,500,000	8,500	(8,500)	-	-

Contributed capital	-	-	2,000	-	2,000

Net loss from inception to
April 30, 2010	-	-	-	(2,200)	(2,200)

Balance, April 30, 2010	8,500,000	8,500	(6,500)	(2,200)	(200)

Contributed capital (unaudited)	-	-	1,500	-	1,500

Net loss for the nine months ended
January 31, 2011 (unaudited)	-	-	-	(2,325)	(2,325)

Balance, January 31, 2011 (unaudited)	8,500,000	$8,500	$(5,000)	$(4,525)	$(1,025)

The accompanying notes are an integral part of these financial statements.

ARTISON INVESTMENTS, LTD.
(A Development Stage Company)
Statements of Cash Flows
(unaudited)
		From
		Inception on
	For the Nine	April 23,
	Months Ended	2010 through
	January 31,	January 31,
	2011	2011

OPERATING ACTIVITIES

Net loss	$(2,325)	$(4,525)
Changes in operating assets and liabilities:
Accounts payable	825	1,025

Net Cash Used in Operating Activities	(1,500)	(3,500)

INVESTING ACTIVITIES	-	-

FINANCING ACTIVITIES

Contributed capital	1,500	3,500

Net Cash Provided by Financing Activities	1,500	3,500

NET INCREASE (DECREASE) IN CASH	-	-
CASH AT BEGINNING OF PERIOD	-	-

CASH AT END OF PERIOD	$-	$-

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

ARTISON INVESTMENTS, LTD.
(A Development Stage Company)
Notes to Financial Statements
January 31, 2011 and April 30, 2010

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at January 31, 2011 and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's April 30, 2010 audited financial statements.  The results of operations for the period ended January 31, 2011 is not necessarily indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements
Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 4 – EQUITY ACTIVITY

The Company did not issue any common or preferred stock during the nine months ended January 31, 2011.

NOTE 5 – RELATED PARTY TRANSACTIONS

A shareholder of the Company has contributed $1,500 and $2,000 as payment for accounting services during the periods ended January 31, 2011 and April 30, 2010, respectively.  These amounts are included in additional paid in capital.

NOTE 6 – SUBSEQUENT EVENTS

In accordance with ASC 855 the Company’s management reviewed all material events through the date of issuance and there are no material subsequent events to report.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the approximate costs and expenses payable by AIL in connection with the sale of the common stock being registered. AIL has agreed to pay all costs and expenses in connection with this offering of common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$4,200
Accounting Fees	$3,500
Edgar Fees	$1,500
Filing Fees – State and Federal	$800

Total	$10,000

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Artison Investments, Ltd.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. AIL indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him.  The Company will allow for discretionary indemnification for each person who serves as or at our request as an officer or director to the fullest extent of Nevada corporate law.  We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

Since inception, Artison Investments, Ltd. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On or about February 18, 2010, Debopam Mukherjee, the sole officer and director of the Company, was issued 8,500,000 shares of common stock, par value $0.001, for services valued in the amount of $8,500 USD or $0001 per share which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

At the time of the issuance, Debopam Mukherjee was in possession of all available material information about us, as he is the sole officer and director of the Company and our founder.  On the basis of these facts, Artison Investments, Ltd. claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  AIL believes that the exemption from registration for these sales under Section 4(2) was available because:

•	Mr. Mukherjee is the sole officer and director of AIL and thus had fair access to all material information about AIL before investing;
•	There was no general advertising or solicitation; and
•	The shares bear a restrictive transfer legend.

All shares issued to Debopam Mukherjee were at a par price per share of $0.001.  The price of the common stock issued to him was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, AIL was recently formed or in the process of being formed and possessed no assets.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3	Articles of Incorporation and Bylaws

a) Articles of Incorporation filed on April 23, 2010
b) Bylaws adopted on April 26, 2010

5	Opinion on Legality

a) Opinion of Harold P. Gerwerter, Esq.*

15.1	Consent of Independent Auditor (Audit April 30, 2010) * (filed under Exhibit 23b "Consent of M&K CPAS, PLLC")

23	Consent of Experts

a) Consent of Harold P. Gerwerter, Esq.
b) Consent of M&K CPAS, PLLC*

99	Additional Exhibits

a) Escrow Agreement*
b) Subscription Agreement*

* filed herewith

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

The undersigned hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)              include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)           that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)           to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)           that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)           Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however,  that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the Kolkata, INDIA on April 29, 2011.

Artison Investments, Ltd.
(Registrant)

By: /s/ Debopam Mukherjee
Debopam Mukherjee
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Debopam Mukherjee	President and Director Chief Executive Officer	April 29, 2011
Debopam Mukherjee

/s/ Debopam Mukherjee	Secretary Chief Financial Officer	April 29, 2011
Debopam Mukherjee

/s/ Debopam Mukherjee	Treasurer Chief Accounting Officer	April 29, 2011
Debopam Mukherjee